PORTFOLIO MANAGEMENT AGREEMENT

     THIS AGREEMENT dated and effective as of March 1, 2001, among Bridgewater Associates, Inc. (the "Sub-Advisor"); Fremont Investment Advisors, Inc. (the "Advisor"), a Delaware corporation; and Fremont Mutual Funds, Inc. (the "Fund"), a Maryland corporation.

          WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective, policies and limitations; and

          WHEREAS, the Fund presently offers shares of a particular series named the Fremont Global Fund (the "Global Series"); and

          WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the Global Series; and

          WHEREAS, the Advisor and the Fund desire to retain the Sub-Advisor to furnish portfolio management services to the Global Series in connection with Advisor's investment management activities on behalf of the Series, and the Sub-Advisor is willing to furnish such services to the Advisor and the Global Series;

          NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Advisor, the Advisor and the Fund as follows:

          1. APPOINTMENT. The Advisor and the Fund hereby appoint Sub-Advisor to act as Sub-Advisor with respect to certain assets of the Global Series for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

          2. SUB-ADVISOR DUTIES. Subject to the supervision of the Advisor and the Fund's Board of Directors, the Sub-Advisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Global Series' portfolio assigned to the Sub-Advisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade without limitation financial securities as set forth in Appendix A hereto and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Sub-Advisor may select. The Sub-Advisor will provide the services under this Agreement in accordance with the Global Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. Investments by the Sub-Advisor shall conform with the provisions of Appendix A attached hereto, as such may be revised from time to time at the discretion of the Advisor and the Fund. Subject to the foregoing, the Sub-Advisor will vote proxies with respect to the securities and investments purchased with the assets of the Global Series' portfolio managed by the Sub-Advisor and will provide regular reports of proxy voting. The Sub-Advisor further agrees that it will:

               (a) conform with all applicable rules and regulations of the Securities and Exchange Commission.

               (b) sign and execute all documents including futures account agreements and related acknowledgements and disclosures, foreign exchange netting agreements, repurchase agreements, and swap agreements, all either individually or under an umbrella agreement and to take all other action that the Sub- Advisor reasonably considers necessary or advisable in order to carry out its duties under this Agreement

               (c) place orders pursuant to its investment determinations for the Global Series either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide it with research advice and other services of lawful assistance to the Sub-Advisor in serving the Global Series as the Sub-Advisor or who sell the Global Series' shares.

               (d) make available to the Advisor and the Fund promptly upon their request all its investment records and ledgers to assist the Advisor and the Fund in their compliance with respect to the Global Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Sub-Advisor will furnish the Fund's Board of Directors with respect to the Global Series such periodic and special reports as the Advisor and the Directors may reasonably request.

               (e) maintain detailed records of the assets managed by the Sub-Advisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit at reasonable times by any person designated by the Advisor or the Fund. The Sub-Advisor shall provide to the Advisor or the Fund and any other party either the Advisor or the Fund designates: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security is traded, or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Sub-Advisor to value securities in their client accounts, at the value specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Sub-Advisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place; (iii) a quarterly review of the assets under management; and (iv) tax information as requested, on a monthly basis, to the Fund's custodian bank.

          3. EXPENSES. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement.

          4. COMPENSATION. For the services provided to the Global Series, the Advisor will pay the Sub-Advisor the fees as set forth in Appendix B hereto at the times set forth in Appendix B hereto.

          5. BOOKS AND RECORDS; CUSTODY. (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Global Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

               (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee. The Fund shall advise the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor 15 days written notice of any changes in such custody arrangements.

               Neither the Sub-Advisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

               The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund.

          6. INDEMNIFICATION. The Sub-Advisor agrees to indemnify and hold harmless, the Advisor, the Fund, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Sub-Advisor) and each person, if any, who, within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Sub-Advisor, any of its employees or representatives or any affiliate of the Sub-Advisor in the fulfillment of its duties under this Agreement or (2) may be based upon any untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Global Series or any amendment thereof or any supplement thereto or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund or any affiliated person of the Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor; provided, however, that in no case is the Sub-Advisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

          The Advisor and the Fund jointly and severally agree to indemnify and hold harmless, the Sub-Advisor, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act ("affiliated person") of the Sub-Advisor, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Sub-Advisor against any and all losses, claims, damages, liabilities or litigation
(including legal and other expenses), to which the Sub-Advisor, or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Advisor or the Fund, or any of their employees or representatives or any affiliate of the Advisor or the Fund or (2) may be based upon any untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Global Series or any amendment thereof or any supplement thereto or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Sub-Fund or any affiliated person of the Sub-Advisor by the Advisor or the Fund or any affiliated person of the Advisor or the Fund; provided, however, that in no case is the Advisor's or the Fund's indemnity in favor of the Sub-Advisor or any affiliated person or controlling person of the Sub-Advisor deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

          The Fund agrees not to hold the Sub-Advisor or any of its officers or employees liable for, and to indemnify and insure the Sub-Advisor, its officers, employees, representatives, and affiliates ("Indemnified Parties") against any act or omission of any other Sub-Advisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers hereunder excepting matters as to which the Indemnified Parties have been negligent, engaged in willful misfeasance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

          7. SERVICES NOT EXCLUSIVE. The Fund and the Advisor acknowledges that they do not have an exclusive arrangement with the Sub-Advisor and that the Sub-Advisor is and shall be free to (i) advise other clients as to the purchase and sale of as well as trade for the Sub-Advisor's own account and (ii) to trade other accounts using the same or different methods, models and strategies and formulas.

The Sub-Advisor shall be deemed not to be favoring or preferring another client's account over the Fund's if the Sub-Advisor manages or trades such other client's account either (i) in accordance with specific written or oral instructions of a client, (ii) in accordance with Sub-Advisor money management approach based upon the amount of equity and/or profits in such account, or
(iii) in accordance with another trading program, system, method, model, strategy and/or formula. Trading different portfolios for other accounts, trading other accounts at different leverage, or charging different fees to different accounts shall similarly not be considered to constitute favoring or preferring such accounts over the Fund's account. The parties hereto acknowledge that the Fund's account may significantly under perform the other accounts or programs managed by the Sub-Advisor. The reasons for this include numerous material differences among accounts, including: (1) the period during which accounts are active; (2) the trading approach used--although all accounts may be traded in accordance with the same trading approach, such approach can and does change periodically as a result of an ongoing program of research and development by the Sub-Advisor; (3) the size of accounts--which influences the trading activity of the account; (4) investor's goals and policies by which accounts are traded--some accounts are more highly leveraged at the investor's request producing commensurately larger gains or losses than other accounts; (5) the rates of brokerage commissions paid by accounts and when such commissions are charged to accounts; (6) the amount of interest income, if earned by accounts, which will depend on the portion of the account's assets invested in interest-bearing obligations such as United States Treasury Bills; (7) the rate of management and/or incentive fees and amount of administrative cost paid by accounts--some pay management and incentive fees, some pay incentive fees only, and some pay no fees at all; (8) the timing of orders to open or close positions; and (9) the market conditions in which accounts are traded, which in part determines the quality of trade executions; and (10) different inflows or outflows of equity; and (11) client restrictions on permitted executing brokers, dealers or counterparties.

          The Fund consents and agrees that, to the extent permitted by applicable law, the Sub-Adviser may (but is not required to) aggregate investments sale and purchase orders for the Fund with similar orders being made contemporaneously for other accounts managed by the Sub- Adviser or with accounts of affiliates of the Sub- Adviser if, in the Sub-Adviser's reasonable judgment, such aggregation is reasonably likely to result in an overall economic benefit to the Fund, based on an evaluation that the Fund is benefited by relatively better purchase or sale prices, lower commission expenses or beneficial timing of transactions, or a combination of these and other factors. In many instances, the purchase or sale of investments for the Fund shall be effected substantially simultaneously with the purchase or sale of like investments for the accounts of other clients of the Sub-Adviser and its affiliates.

          8. (a) DURATION. This Agreement shall become effective on the date first written above. Unless terminated as herein provided, this Agreement shall remain in full force and effective for no more than two (2) years and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Global Series, and (ii) by the Advisor, and
(iii) in either event by the vote of a majority of the Directors of the Fund who are not parties of this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

               (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Global Series, or by the Advisor, on thirty (30) days written notice to the Sub-Advisor, or by the Sub-Advisor on like notice to the Fund and to the Advisor.

               (c) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its assignment.

          9. AMENDMENTS. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Global Series, if such approval is required by applicable law.

          10.  MISCELLANEOUS.

               (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

               (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

               (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

               (d) Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Fund or the Advisor.

               (e) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

               (f) The Fund and the Advisor agree that the Fund account will be an exempt account under C.F.T.C. rule 4.7.

          11. CONFIDENTIALITY. The Advisor and the Fund acknowledge that the methods, models, and strategies of the Sub-Advisor, including the details of the transactions entered into by the Sub-Advisor on behalf of the Fund (the Trading Approach) are all confidential property of the Sub-Advisor. Nothing in this Agreement shall require the Sub-Advisor to disclose any details of its Trading Approach. The Advisor and the Fund further agree that they will keep confidential and will not disseminate the Sub-Advisor's Trading Approach, except as, and to the extent that, (i) is necessary for monitoring the activity of the Sub-Advisor on behalf of the Fund or (ii) is expressly required by law or regulation

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

                                        BRIDGEWATER ASSOCIATES, INC.

                                        By:
                                            ------------------------------------

                                             (Title)

                                        FREMONT INVESTMENT ADVISORS, INC.

                                        By:
                                           -------------------------------------

                                             (Title)

                                        FREMONT MUTUAL FUNDS, INC.

                                        By:
                                           -------------------------------------
                                           Peter R. La Tronica
                                           Vice President

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                          BRIDGEWATER ASSOCIATES, INC.
                     SUB-ADVISOR TO THE FREMONT GLOBAL FUND

                      INVESTMENT OBJECTIVES AND GUIDELINES
                      ------------------------------------

Overall Investment Objective:
-----------------------------

     The objective of the Fremont Global Fund is to maximize total return while reducing risk. The Fund seeks to provide a systematic, disciplined approach to reduce overall portfolio risk through asset diversification and to weight the portfolio toward asset categories which, at the time of evaluation, appear to have the best expected total return.

Policy and Guidelines for Sub-Advisor:
--------------------------------------

The Sub-Advisor will manage a portfolio of global fixed income securities denominated in foreign currencies and the U.S. dollar. Under normal circumstances, at least 65% of the portfolio's assets will be invested in fixed income securities of issuers located in at least three countries (one of which may be the United States). Based on the Sub-Advisor's fundamental and systematic market assessment, the average portfolio duration will normally vary within a 0-to-8-year time frame.

     Foreign Bonds: - Dependent on the Sub-Advisor's outlook for interest rates and currency trends investments in the securities of issuers located outside the United States will normally vary between 25% and 75% of the portfolio's assets.

     U.S. Dollar-Denominated Debt Securities: - The Sub-Advisor may invest in the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; U.S. dollar-denominated corporate debt securities of domestic or foreign issuers; mortgage and other asset-backed securities; variable and floating rate debt securities; convertible bonds; U.S. dollar-denominated obligations of a foreign government, or any of its political subdivisions, authorities, agencies or instrumentalities or by supranational organizations (such as the World Bank); and securities that are eligible as short-term cash equivalents. The Sub-Advisor will not invest more than 15% of its net assets in variable and floating rate debt securities, nor will the Sub-Advisor invest more than 5% of its net assets in guaranteed investment contracts. The Sub-Advisor may invest in interest rate futures and options on such futures.

     This portfolio will also be able to utilize futures, options, OTC options, and foreign currency forwards.

     The Sub-Advisor may invest up to 10% of its assets in corporate debt securities rated Ba by Moody's or BB by S&P, (sometimes referred to as "junk bonds") which will have speculative characteristics, including the possibility of default or bankruptcy of the issuers of such securities, market price volatility based upon interest rate sensitivity, questionable creditworthiness and relative liquidity of the secondary trading market. The minimum credit quality of any portfolio holding is B; no more than 10% of the portfolio can be in any securities rated below BBB or Baa.

     Other than the requirement that the portfolio be invested in a minimum of 3 countries at any one time, there is no restriction on the amount of US government, agency or instrumentality-issued securities that can be held. Holdings in one non-US government issuer may comprise up to 66% of the assets of the portfolio. Beyond that, all other issuers are limited to an individual maximum of 13% of the portfolio.

     The maximum aggregate net short position is 13%. For purposes of meeting this objective, net short positions will be counted on a country (issuer) by country (issuer) basis first, and then aggregated across countries (issuers).

Compliance by the Sub-Advisor to the Investment Objectives and Policies in the Fremont Global Fund Prospectus, Statement of Additional Information and this Appendix A will be based on the total assets of the Global Fund and not solely based on the portion of the assets allocated to the Sub-Advisor.

Performance Objective for Sub-Advisor:
--------------------------------------

     The Sub-Advisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle when compared to the J.P. Morgan Global Government Bond Index (hedged).

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                          BRIDGEWATER ASSOCIATES, INC.
                     SUB-ADVISOR TO THE FREMONT GLOBAL FUND

                                SCHEDULE OF FEES

Fremont Investment Advisors, Inc. will pay to Bridgewater Associates, Inc., on an aggregate basis, an annual fee computed as a percentage of the average daily assets for investment management services for all accounts managed by the Sub-Advisor for the Advisor. The management fees specified below shall be the fees charged. The annual rate is determined as follows:

     50 basis points (0.50%) of the first $20 million
     40 basis points (0.40%) of the next $20 million
     30 basis points (0.30%) of the next $60 million
     20 basis points (0.20%) of the next $50 million
     15 basis points (0.15%) of the average value of the daily assets in excess of $150 million.

The Portfolio Management Agreement with the Sub-Advisor may be terminated by the Advisor or the Fund upon 30 days written notice. The Advisor has day-to-day authority to increase or decrease the amount of the Global Series' assets under management by the Sub-Advisor.

Fees will be billed after the end of each calendar month. Fees will be prorated for any period less than one month and shall be due and payable within thirty
(30) days after an invoice has been delivered to the Advisor.

                         PORTFOLIO MANAGEMENT AGREEMENT

     THIS AGREEMENT dated and effective as of ______________ 2001, among Delaware International Advisers Ltd., a United Kingdom corporation (the "Sub-Advisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

     WHEREAS, the Fund presently offers shares of a particular series named the Fremont Global Fund (the "Global Series"); and

     WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the Global Series; and

     WHEREAS, the Advisor and the Fund desire to retain the Sub-Advisor to furnish portfolio management services to the Global Series in connection with Advisor's investment management activities on behalf of the Series, and the Sub-Advisor is willing to furnish such services to the Advisor and the Global Series;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Advisor, the Advisor and the Fund as follows:

     1. APPOINTMENT. The Advisor and the Fund hereby appoint Sub-Advisor to provide sub-investment advisory services to the Advisor and the Fund with respect to certain assets of the Global Series for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. SUB-ADVISOR DUTIES. Subject to the supervision of the Advisor and the Fund's Board of Directors, the Sub-Advisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Global Series' portfolio assigned to the Sub-Advisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks without limitation and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Sub-Advisor may select. The Sub-Advisor will provide the services under this Agreement in accordance with the Global Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. Investments by the Sub-Advisor shall conform with the provisions of Appendix A attached hereto, as such may be revised from time to time at the discretion of the Advisor and the Fund and as provided to the Sub-Advisor. Subject to the foregoing, the Sub-Advisor will vote proxies with respect to the securities and investments purchased with the assets of the Global Series' portfolio managed by the Sub-Advisor and will provide regular reports of proxy voting. The Sub-Advisor further agrees that it will:

          (a)  conform  with  all  applicable   rules  and  regulations  of  the
Securities and Exchange Commission.

          (b) select brokers and dealers to execute portfolio transactions for the Global Series and select the markets on or in which the transaction will be executed. In providing the Global Series with investment management, it is recognized that the Sub-Advisor will give primary consideration to seeking best execution for all portfolio transactions and in doing so the Sub-Advisor may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Advisor's other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Advisor have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Global Series than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Advisor is authorized to place orders for the purchase and sale of securities for the Global Series with such brokers, that provide brokerage and research products and/or services that charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker would have charged for effecting that transaction, provided the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor for this or other advisory accounts, subject to review by the Fund from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisor's services to other clients. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Global Series as well as other clients of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased subject to best execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Global Series and to such other clients.

          (c) make available to the Advisor and the Fund's Board of Directors promptly upon their request all its investment records and ledgers relating to the Global Series to assist the Advisor and the Fund in their compliance with respect to the Global Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Sub-Advisor will furnish the Fund's Board of Directors with respect to the Global Series such periodic and special reports as the Advisor and the Directors may reasonably request.

          (d) maintain detailed records of the assets managed by the Sub-Advisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Sub-Advisor's normal business hours upon reasonable notice by any person designated by the Advisor or the Fund. The Sub-Advisor shall provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security is traded, or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Sub-Advisor to value securities in their client accounts, at the value specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Sub-Advisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place; (iii) a quarterly review of the assets under management; and (iv) tax information as requested, on a monthly basis, to the Fund's custodian bank.

     3. EXPENSES. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement.

     4. COMPENSATION. For the services provided to the Global Series, the Advisor will pay the Sub-Advisor the fees as set forth in Appendix B hereto at the times set forth in Appendix B hereto.

     5. BOOKS AND RECORDS; CUSTODY. (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Global Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

          (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee. The Fund shall advise the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor 15 days' written notice of any changes in such custody arrangements.

          Neither the Sub-Advisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank. The Sub-Advisor shall have no liability with respect to custody arrangements or the acts, conduct or omission of the Fund's custodian.

          The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund.

     7. INDEMNIFICATION. The Sub-Advisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Sub-Advisor) and each person, if any, who, within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund (collectively, the "Indemnified Advisor Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon the willful misconduct, bad faith or negligence by the Sub-Advisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Advisor (it being understood that broker/dealers are not deemed to be acting on behalf of the Sub-Advisor) or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made with reasonable reliance upon written information furnished to the Fund or any affiliated person of the Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor supplied for the express purpose of inclusion in such registration statement or prospectus; provided, however, that in no case is the Sub-Advisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or under any law applicable to the Advisor.

     The Advisor and the Fund agree to indemnify and hold harmless the Sub-Advisor, its affiliates, and their respective directors, officers, employees and affiliated persons and controlling persons (collectively, the "Indemnified Sub-Advisor Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Indemnified Sub-Advisor Parties may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise which does not require the Sub-Advisor to provide an indemnity under the previous paragraph, provided that none of the Indemnified Sub-Advisor Party has acted in a manner that involves willful misconduct, bad faith or negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or under any law applicable to the Sub-Advisor.

     8. OTHER INVESTMENT ACTIVITIES OF SUB-ADVISOR. The Fund and Advisor acknowledge that Sub-Advisor, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Sub-Advisor or its affiliates may give advice or exercise investment responsibility and take other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Global Series; provided that the Sub-Advisor acts in good faith, and provided further that it is the Sub-Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Global Series over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Global Series and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Global Series may have an interest from time to time, whether in transactions which may involve the Global Series or otherwise. Sub-Advisor shall have no obligation to acquire for the Global Series a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Global Series or otherwise.

     9. (a) DURATION. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two years from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Global Series, and
(ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Global Series, or by the Advisor, on thirty (30) days' written notice to the Sub-Advisor, or by the Sub-Advisor on like notice to the Board of Directors of the Fund and to the Advisor. Payment of fees earned through the date of termination shall not be construed as a penalty.

          (c) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its assignment.

     10. AMENDMENTS. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Global Series, if such approval is required by applicable law.

     11.  MISCELLANEOUS.


          (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (d) Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Fund or the Advisor except to the extent specifically stated in paragraph 2.

          (e) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

          (f) This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                        DELAWARE INTERNATIONAL ADVISERS LTD.

                                        By: ___________________________

                                        (Title) _______________________


                                        FREMONT INVESTMENT ADVISORS, INC.

                                        By: ___________________________

                                        (Title) _______________________


                                        FREMONT MUTUAL FUNDS, INC.

                                        By: ___________________________

                                        (Title) _______________________

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                      Delaware International Advisers Ltd.
                     Sub-Advisor to the Fremont Global Fund

                      INVESTMENT OBJECTIVES AND GUIDELINES
                      ------------------------------------

Overall Investment Objective:
-----------------------------

The objective of the Fremont Global Fund is to maximize total return while reducing risk. The Global Series seeks to provide a systematic, disciplined approach to reduce overall portfolio risk through asset diversification and to weight the portfolio toward asset categories which, at the time of evaluation, appear to have the best expected total return.

Policy and Guidelines for Sub-Advisor:
--------------------------------------

The Sub-Advisor will manage the account with an international equity mandate. The account will invest in non-U.S. markets, no U.S. equities are allowed. However, American Depository Receipts (ADRs) and foreign securities traded on a U.S. exchange are permitted. The account may invest in common stocks, preferred stocks, securities convertible into common stocks, stock warrants, forward contracts, options futures and short-term reserves (fixed income securities with maturities of less than one year). The account is permitted to hold gold and gold related securities. Emerging market investments shall be permitted up to 10% of the portfolio. Investments should be made only in assets, which in the Sub-Advisor's reasonable judgment at the time of purchase, have sufficient liquidity to allow daily valuation.

The account may use foreign exchange forward contracts and currency options and futures. Forward contracts can be negotiated with banks rated "AAA" through "A3" by Moody's. Currency futures and option contracts must be transacted on a U.S. exchange or executed with an appropriate rated bank as an OTC currency option.

The total value of foreign currency positions must be from zero to 100% of the account's market value. All currency positions must be unleveraged and covered.

The Sub-Advisor will adhere to the Investment Objective and to policies in the Fremont Global Fund prospectus and Statement of Additional Information.

Performance Objective for Sub-Advisor:
--------------------------------------

The Sub-Advisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle, relative to EAFE and/or to the Salomon Smith Barney BMI (ex. U.S.) index. As a peer comparison, the top quartile of a screened Morningstar International Equity Fund Universe will be used.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                      Delaware International Advisers Ltd.
                     Sub-Advisor to the Fremont Global Fund

                                SCHEDULE OF FEES
                                ----------------

Fremont Investment Advisors, Inc. will pay to Delaware International Advisers Ltd., on an aggregate basis, an annual fee computed as a percentage of the average value of the daily assets for investment management services for all accounts managed by the Sub-Advisor for the Advisor. The management fees specified below shall be the fees charged. The annual rate is determined as follows:

     50 basis points (0.50%) on the first $50 million
     35 basis points (0.35%) on the next $50 million
     30 basis points (0.30%) on the amount in excess of $100 million.

The Portfolio Management Agreement with the Sub-Advisor may be terminated by the Advisor or the Fund upon 30 days' written notice. The Advisor has day-to-day authority to increase or decrease the amount of Fremont Global Fund's assets under management by the Sub-Advisor.

Fee will be billed after the end of each calendar month. Fees will be prorated for any period less than one month. Fees shall be due and payable within thirty
(30) days after an invoice has been delivered to the Advisors.